UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2010
(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA 95816
(Address of principal executive offices) (Zip Code)

(916) 321-1846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2010, The McClatchy Company, a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $875,000,000 aggregate principal amount of 11.50% Senior Secured Notes due 2017 (the “Notes”) in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States  to non-U.S. persons in reliance on Regulation S under the Securities Act..

The Notes will bear interest at an annual rate equal to 11.50%., and the Initial Purchasers have agreed to purchase the Notes from the Company at a purchase price equal to 96.984% of the principal amount thereof. The offering of the Notes is expected to close on February 11, 2010, subject to satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its guarantor subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

Affiliates of certain of the Initial Purchasers are lenders under our existing senior secured credit agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference in this Item 1.01.

Item 8.01 Other Events

     On February 5, 2010, the Company issued a press release announcing the pricing of $875 million aggregate principal amount of senior notes due 2017.  A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated February 4, 2010, by and among the Company, certain of the Company’s subsidiaries and the Initial Purchasers

99.1	Press Release, dated February 5, 2010 announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 9, 2010	By:	/s/Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated February 4, 2010, by and among the Company, certain of the Company’s subsidiaries and the Initial Purchasers

99.1	Press Release, dated February 5, 2010 announcing the pricing of the Notes.